Exhibit 99.1

The Glimpse Group Reports Fiscal Year 2024 Financial Results

Transition to Spatial Core AI and Cloud Driven Revenues Gaining Traction

Expect Significantly Higher Revenue In The Upcoming Quarters

Expect to Be Cash Flow Positive In The Upcoming Quarters Based on Signed Contracts Alone

Extreme Valuation Disconnect A Catalyst For Strategic Review To Maximize Shareholder Value

NEW YORK, NY, September 30, 2024 — The Glimpse Group, Inc. (“Glimpse”) (NASDAQ: VRAR), a diversified Immersive Technology platform company providing enterprise-focused Virtual Reality (“VR”), Augmented Reality (“AR”) and Spatial Computing software and services, provided financial results for its fiscal year ended June 30, 2024 (“FY’24”).

Business Commentary by President & CEO Lyron Bentovim

Strategic Summary:

●	Spatial Core:

○	As discussed in previous releases, in FY ‘24 we strategically transitioned the Company to primarily focus its development resources on providing enterprise-scale Spatial Computing, Cloud and AI driven Immersive recurring software solutions - “Spatial Core” - led by Brightline Interactive (“BLI”).

○	Spatial Core Traction:

■	$4MM+, 12-month contract with a Department of Defense (“DoD”) entity for a Spatial Computing ecosystem, integrating AI workflows and accelerated compute for a variety of defense use-cases.

■	Entered into a Cooperative Research and Development Agreement (CRADA) with the US Army Combat Capabilities Development Command (DEVCOM), Command, Control, Communication, Computers, Cyber, Intelligence, Surveillance and Reconnaissance (C5ISR) Center, to develop, assess and improve workflows to create and augment synthetic imagery for use in training and assessing AI and machine learning ML algorithms.

■	Extended partnership with a Fortune 500 government Systems Integrator (GSI) for VR Training in Digital Twin Environments to a key U.S. government agency with over 45,000 employees on a mid six figure contract.

■	BLI, Cesium & NVIDIA teamed up at the GEOspatial INTelligence (GEOINT) Symposium 2024 to introduce Brightline’s Spatial Core which uses AI workflows for complex computations on top of real life data sets, enabling powerful real time, massive data driven, digital twin and simulation applications.

■	Successfully Completed the Cooperative Research and Development Agreement (CRADA) with the US Naval Surface Warfare Center, Dahlgren Division (NSWCDD) for the adaptation of immersive technologies.

■	Completed a contract to support a major immersive technology hardware provider to accelerate their computing interfaces into GPU-enabled cloud, with streaming and visualization capabilities.

○	We are in an advanced process of securing several additional multi-million dollar Spatial Core contracts with multiple Government, DoD and large enterprise customers. The short-term aggregate value for these contracts is in the $5-10 million range.

While there is no guarantee that some or all of these will come to fruition, we anticipate that, subject to government annual budgeting timing, a good portion of these will be signed before yearend ‘24, with additional potential contract signings in CY ‘25.

○	Each of these potential contracts has significant growth elements built into them that could lead to significant annual recurring software revenue once the original contracts have been successfully performed.

●	Non Spatial Core:

○	We have continued the process of consolidating and pruning the rest of our business to focus on sustainable profitable growth. As a result, our other entities are generating positive momentum. For example:

■	In recent months, QReal has seen an increase in its revenues with Snap for AR 3D models and lenses.

■	Glimpse Learning entered into a two year, mid-six figure contract with the College of Staten Island CUNY (“CSI”) Technology Incubator for the design, deployment and integration of a suite of immersive technologies in its new Innovation Hub. This is a cross Glimpse project, with a strong software license component

■	Sector 5 Digital (“S5D”) entered into a 6-figure engagement with one of the world’s largest architecture firms to visualize in AR the new business campus of a multinational retail company.

■	Foretell Reality entered into a 6-figure partnership with a large University to develop an AI-driven VR training system enabling students and trainees to learn various professional skills through conversation-centric simulations with an AI-based avatar in different immersive settings.

Financial Summary:

●	FY ‘24 revenue of approximately $8.8 million, a 35% decrease compared to FY ‘23 revenue of approximately $13.5 million, primarily driven by: i) our strategic shift to Spatial Core which led to a turnover in our legacy customer base, which was more Immersive marketing oriented iii) consolidation and divestiture of some of our entities and iii) a general slowdown in corporate disposable spending in general and in the Immersive industry in particular.

●	Q4 FY ‘24 (April – June) quarterly revenue of approximately $1.7 million, a 41% decrease compared to Q4 FY ‘23 revenue of approximately $2.9 million.

●	Looking forward, we expect that: i) revenue for Q1 FY ‘25 (ending September ‘24) to be significantly higher than Q4 FY ‘24 revenue, and ii) revenue for Q2 FY ‘25 (ending December ‘24) and Q3 FY ‘25 (ending March ‘25) will each exceed $3 million per quarter.

●	Gross Margin for FY ‘24 was approximately 67% compared to 68% for FY ‘23. We expect our Gross Margins to continue to remain in the 60-70% range.

●	Adjusted EBITDA loss for FY ‘24 was approximately $4.63 million, compared to an EBITDA loss of approximately $6.46 million for FY ‘23. Our current cash operating expense base (pre revenue) is approximately $1.0 million/month. Given our projected revenue for Q2 FY ‘25 and Q3 FY ‘25, we expect to generate positive cash flow in each of those two quarters based on existing contracts only and our current operating expense base.

●	The Company’s cash and equivalent position as of June 30, 2024 was approximately $1.85 million, with an additional $0.7 million in accounts receivable. We do not intend to raise capital in the foreseeable future, especially since we expect our operations to generate positive cash and add to our cash balance between now and year-end ‘24

●	We continue to maintain a clean capital structure with no debt, no convertible debt and no preferred equity.

●	For the full detail of our financial results, please refer to our 8K and 10K filed on 9/30/24.

VRAR Stock/Valuation

●	On September 3, 2024, the Company received a letter from Nasdaq notifying the Company that it no longer met the minimum bid price requirement for continued listing ($1.00/share). We have until March 3, 2025 to cure this deficiency and, if not cured by then, the Company can apply for an additional 180 day extension to cure (to approximately September 2, 2025).

●	The Company’s receipt of the notification letter has no immediate effect on the listing of our common shares, which continue to trade uninterrupted on Nasdaq under the ticker “VRAR”. In addition, it does not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission (“SEC”).

●	In order to regain compliance with Nasdaq, the Company may consider various potential measures to resolve the deficiency, such as: leveraging its unutilized share buyback pool, insider buying and press releases announcing significant business developments when/if those materialize. Such measures, if any are taken, may help cure the deficiency in due time. The Company is not considering a reverse stock split at this time, a position that may change in the future.

●	In light of Spatial Core’s AI and Cloud driven revenues with large DoD entities, our strong pipeline of revenues and our expectation to generate positive cash flows going forward, we believe that there is a sharp disconnect between our intrinsic value and our current public company valuation. As such, the Board of Directors of the Company is exploring strategic options to maximize shareholder value.

Fiscal Year 2024 Conference Call and Webcast

Date: Monday, September 30, 2024

Time: 4:30 p.m. Eastern time

USA Dial In: 888-506-0062

International: 973-528-0011

Participant Access Code: 228384

Webcast: https://www.webcaster4.com/Webcast/Page/2934/51301

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the webcast will be available through September 30, 2025. A replay of the teleconference will be available through October 14, 2024. To listen, please call USA: 877-481-4010 or International: 919-882-2331; Replay Passcode: 51301. A webcast will also be available on the IR section of The Glimpse Group website (ir.theglimpsegroup.com) or by clicking the webcast link above.

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ: VRAR) is a diversified Immersive technology platform company, providing enterprise-focused Virtual Reality, Augmented Reality and Spatial Computing software & services. Glimpse’s unique business model builds scale and a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into this emerging industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release may contain certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements, if provided, are based on information available to the Company as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements, if provided, include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “view,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts, if provided, are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, any forecasts, if provided, are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Company Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

(917) 292-2685

maydan@theglimpsegroup.com

THE GLIMPSE GROUP, INC.

CONSOLIDATED BALANCE SHEETS

	As of June 30, 2024	As of June 30, 2023
ASSETS
Cash and cash equivalents	$1,848,295	$5,619,083
Accounts receivable	723,032	1,453,770
Deferred costs/contract assets	170,781	158,552
Prepaid expenses and other current assets	778,181	562,163
Total current assets	3,520,289	7,793,568

Equipment, net	167,325	264,451
Right-of-use assets, net	452,808	627,832
Intangible assets, net	487,867	4,284,151
Goodwill	10,857,600	11,236,638
Other assets	72,714	71,767
Total assets	$15,558,603	$24,278,407

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$181,668	$455,777
Accrued liabilities	340,979	635,616
Accrued non cash performance bonus	-	1,041,596
Deferred revenue/contract liabilities	72,788	466,393
Lease liabilities, current portion	364,688	405,948
Contingent consideration for acquisitions, current portion	1,467,475	5,120,791
Total current liabilities	2,427,598	8,126,121

Long term liabilities
Contingent consideration for acquisitions, net of current portion	1,413,696	4,505,000
Lease liabilities, net of current portion	178,824	423,454
Total liabilities	4,020,118	13,054,575
Commitments and contingencies
Stockholders’ Equity
Preferred Stock, par value $0.001 per share, 20 million shares authorized; 0 shares issued and outstanding	-	-
Common Stock, par value $0.001 per share, 300 million shares authorized; 18,158,217 and 14,701,929 issued and outstanding, respectively	18,158	14,702
Additional paid-in capital	74,559,600	67,854,108
Accumulated deficit	(63,039,273)	(56,644,978)
Total stockholders’ equity	11,538,485	11,223,832
Total liabilities and stockholders’ equity	$15,558,603	$24,278,407

THE GLIMPSE GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	June 30,
	2024	2023
Revenue
Software services	$8,130,515	$12,587,192
Software license/software as a service	673,684	895,172
Total Revenue	8,804,199	13,482,364
Cost of goods sold	2,941,460	4,266,013
Gross Profit	5,862,739	9,216,351

Operating expenses:
Research and development expenses	5,455,612	8,793,991
General and administrative expenses	4,292,001	5,037,359
Sales and marketing expenses	2,819,668	7,489,978
Amortization of acquisition intangible assets	1,241,228	2,045,587
Goodwill impairment	379,038	12,855,723
Intangible asset impairment	2,563,331	2,496,119
Change in fair value of acquisition contingent consideration	(4,272,080)	(696,722)
Total operating expenses	12,478,798	38,022,035
Loss from operations before other income	(6,616,059)	(28,805,684)

Other income
Interest income	221,764	242,401
Net Loss	$(6,394,295)	$(28,563,283)

Basic and diluted net loss per share	$(0.38)	$(2.05)

Weighted-average shares used to compute basic and diluted net loss per share	16,681,234	13,929,135

THE GLIMPSE GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(6,394,295)	$(28,563,283)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	1,361,628	2,192,982
Common stock and stock option based compensation for employees and board of directors	2,175,072	4,974,519
Accrued non cash performance bonus fair value adjustment	(551,239)	-
Acquisition contingent consideration fair value adjustment	(4,272,080)	(696,722)
Impairment of intangible assets	2,942,369	15,351,842
Gain on divestiture of subsidiary	1,000,000	-
Reserve on note received in connection with divestiture of subsidiary	(1,000,000)	-
Issuance of common stock to vendors	100,372	5,238
Adjustment to operating lease right-of-use assets and liabilities	(110,866)	(8,330)

Changes in operating assets and liabilities:
Accounts receivable	730,738	132,193
Deferred costs/contract assets	(12,229)	433,557
Prepaid expenses and other current assets	(216,018)	(182,410)
Other assets	(948)	149,963
Accounts payable	(274,109)	(419,716)
Accrued liabilities	(294,637)	(120,181)
Deferred revenue/contract liabilities	(393,605)	(2,412,066)
Net cash used in operating activities	(5,209,847)	(9,162,414)
Cash flow from investing activities:
Purchases of equipment	(31,548)	(146,333)
Acquisitions, net of cash acquired	-	(2,627,261)
Payment of contingent consideration for acquisitions	(1,497,894)	(1,000,000)
Sale of investments	-	239,314
Net cash used in investing activities	(1,529,442)	(3,534,280)
Cash flows provided by financing activities:
Proceeds from securities purchase agreement, net	2,968,501	-
Proceeds from exercise of stock options	-	66,111
Cash provided by financing activities	2,968,501	66,111

Net change in cash, cash equivalents and restricted cash	(3,770,788)	(12,630,583)
Cash, cash equivalents and restricted cash, beginning of year	5,619,083	18,249,666
Cash and cash equivalents, end of year	$1,848,295	$5,619,083

Non-cash Investing and Financing activities:

Issuance of common stock for satisfaction of contingent liability	$974,646	$3,059,363
Issuance of common stock for non cash performance bonus	$490,357	$-
Lease liabilities arising from right-of-use assets	$-	$429,329
Common stock issued for acquisition	$-	$2,846,144
Contingent acquisition consideration liability recorded at closing	$-	$7,325,000
Common stock issued for purchase of intangible asset - technology	$-	$326,435
Issuance of common stock for satisfaction of prior year acquisition liability	$-	$734,037
Issuance of common stock for satisfaction of contingent liability, net of note extinguishment	$-	$318,571
Extinguishment of note receivable for satisfaction of contingent liability	$-	$250,000

The following table presents a reconciliation of net loss to Adjusted EBITDA for the three and nine months ended June 30, 2024 and 2023 (in $ million):

	For the Years Ended
	June 30,
	2024	2023
	(in millions)
Net loss	$(6.39)	$(28.56)
Depreciation and amortization	1.36	2.19
EBITDA loss	(5.03)	(26.37)
Stock based compensation expenses	2.28	4.98
Change in fair value of acquisition contingent consideration	(4.27)	(0.70)
Intangible asset impairment	2.94	15.35
Change in fair value of accrued performance bonus	(0.55)	-
Acquisition related expenses	-	0.28
Adjusted EBITDA loss	$(4.63)	$(6.46)